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                                                                    Exhibit 10.2
GUIDANCE


November 23, 1999

Celebrity Sightings, LLC
4134 Del Rey Avenue
Marina del Rey, CA  90292
Attention:  Susanna Kim
            President

This letter sets forth our understanding relating to the sublease of office space to Celebrity Sightings LLC ("CS") by Guidance Solutions ("Guidance").

Currently, CS is subleasing from Guidance office space located at 4134 Del Rey Avenue. Our intention is to complete the renovation and build out of additional office space leased by Guidance located at 4086 Del Rey Avenue, and to provide CS with office space at such new location at that time. Until the renovations are complete, however, Guidance will continue to provide to CS office space and facilities under the current terms. Upon completion of our new office space at 4086 Del Rey Avenue, we will sublease to CS approximately 2,000-3,000 square feet of usable space at such new location for a term of at least one (1) year, with options to renew this arrangement for additional terms. The rent for the first year will be approximately $1.69 per square foot per month, including facilities, maintenance, utilities, taxes and insurance fees. In order to subsidize moving and build out costs, Guidance will pay to CS a subsidy in amount to be mutually agreed. Rent for additional terms will be escalated in a manner agreeable to both CS and Guidance. The foregoing matters, along with other terms and conditions of our sub-lease arrangement to be finalized (including, without limitation, square footage, improvements, parking arrangements and renewal terms), will be subject to definitive documentation. This letter agreement may not be assigned by CS except to a successor to all or substantially all of its business or assets.

If the foregoing is acceptable, please cause an authorized officer to sign this letter as provided below.
                                     GUIDANCE SOLUTIONS, INC.


                                     By: /s/ Joe Tang
                                         -----------------------------
                                         Name: Joe Tang
                                         Title:  President
Accepted and agreed:

CELEBRITY SIGHTINGS, LLC

By:    /s/ Susanna Kim
    -----------------------------
    Name:  Susanna Kim
    Title: President